THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IN ITS REASONABLE JUDGMENT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

MariMed, Inc.

Warrant for the Purchase of Common Stock,

par value $0.001 per share

No. W-____________ ____________ Shares

Date: September 30, 2020

THIS CERTIFIES that, for good and valuable consideration, ____________, with an address at ____________________ (together with his successors, heirs and permitted assigns, the "Holder") is entitled to subscribe for and purchase from MariMed Inc. (the "Company"), upon the terms and conditions set forth herein, in whole or in part, at any time, or from time to time, after the date hereof and before 5:00 p.m. on December 31, 2024 (the "Exercise Period"), up to ____________ shares of the common stock, par value $0.001 per share ("Common Stock") of the Company (as adjusted from time to time as provided for herein, the "Warrant Shares"), at a price of $0.25 per share (as adjusted from time to time as provided for herein, the "Exercise Price").

1. To the extent otherwise exercisable, this Warrant may be exercised during the Exercise Period as to the whole or any portion of the number of Warrant Shares, by (i) delivery of a written notice, in the form of the exercise notice attached hereto as Exhibit A (the "Exercise Notice"), of such Holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) payment to the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Shares to be exercised (the "Aggregate Exercise Price"), which may be made (x) in cash, or by means of bank check or wire transfer of immediately available funds or (y) by means of a "cashless exercise" if so indicated in the Exercise Notice and if a "cashless exercise" may occur at such time pursuant to Section 6 below. In the event that the exercise of this Warrant is for less than all of the Warrant Shares purchasable under this Warrant, the Company shall cause to be issued in the name of and delivered to the Holder hereof or as the Holder may direct, as soon as practicable, a new Warrant or Warrants of like tenor, for the balance of the Warrant Shares purchasable hereunder.

2. Upon the exercise of the Holder's right to purchase Warrant Shares granted pursuant to this Warrant, the Holder shall be deemed to be the holder of record of the number of Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. As soon as practicable after the exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the applicable number of Warrant Shares, registered in the name of the Holder. No fractional shares of Common Stock are to be issued upon exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up to the nearest whole number.

3. (a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee upon receipt of a duly executed warrant power in the form of Exhibit B hereto. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary

(b) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of Common Stock as shall be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the purchase price therefor, shall be validly issued, fully paid and nonassessable.

4. (a) In the event that the outstanding shares of Common Stock are changed into a different number of shares of Common Stock by reason of any recapitalization, reclassification, stock split-up, combination of shares or dividend payable in shares of the Company or an otherwise similar event, appropriate adjustment shall be made in the number and kind of securities as to which this Warrant shall be exercisable, to the end that the proportionate interest of the Holder immediately after the occurrence of such event shall equal the proportionate interest of the Holder immediately before the occurrence of such event. Such adjustment shall be made without change in the total Exercise Price applicable to this Warrant but with corresponding adjustments in the number of shares of Common Stock underlying the Warrant and the per share Exercise Price evidenced by this Warrant. To illustrate: In the event of a reverse split in the ratio of 1:3, the Exercise Price would become $0.75 and the number of underlying shares of Common Stock would be reduced to one third of the number originally prescribed by this Warrant.

(b) In case of (I) any consolidation with or merger of the Company with or into another corporation or entity (other than a merger or consolidation in which the Company is the surviving or continuing corporation), (II) any sale, conveyance or lease to another person or entity of the property of the Company as an entirety or substantially as an entirety or (III) any tender offer or exchange offer (whether by the Company or another person) pursuant to which all or substantially all of the holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (IV) any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged

for other securities, cash or property, then, in each case, the Company or such successor or purchasing person or entity, as the case may be, shall (i) execute in favor of the Holder an agreement or instrument providing that the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock or other securities, property, cash or any combination thereof receivable upon such consolidation, merger, sale, lease, reclassification or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such event, (ii) make effective provision in its certificate of incorporation or otherwise, if necessary, in order to effect such agreement and (iii) set aside or reserve, for the benefit of the Holder, the stock, securities, property and/or cash to which the Holder would be entitled upon exercise of this Warrant; provided, that, nothing contained in this paragraph 4(b) shall be interpreted so as to preclude the Holder from exercising this Warrant, in whole or in part, at any time prior to the consummation of any such consolidation, merger, sale, lease or conveyance.

(c) If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock for no consideration (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph) or (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, "Distributed Property"), then, upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date without regard to any limitation on exercise contained therein.

(d) If the Company shall at any time issue shares of Common Stock or any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security or debt convertible into or exchangeable for Common Stock ("Common Stock Equivalents") entitling any person to acquire shares of Common Stock, at a price per share less than the Exercise Price in effect immediately prior to the time of such issuance (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price), then, the Exercise Price shall be reduced to equal such lower price, but the number of Warrant Shares which the Holder may acquire under this Warrant will not be affected thereby. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder in writing, no later than the trading day following the issuance of any Common Stock or Common Stock Equivalent subject to this paragraph (d), indicating therein the applicable issuance price, or the applicable reset price, exchange price, conversion price and other pricing terms. Notwithstanding the foregoing, no adjustment will be made under this paragraph (d) in respect of: (i) the issuance of securities upon the exercise or conversion of any Common Stock or Common Stock Equivalents issued by the Company prior to the date hereof, (ii) the grant of options, warrants, Common Stock or other Common Stock Equivalents (but not including any

amendments to such instruments) under any duly authorized Company stock option, restricted stock plan or stock purchase plan whether now existing or hereafter approved by the Company and its stockholders in the future, and the issuance of Common Stock in respect thereof, or (iii) the issuance of securities in a transaction described in Section 4(a) or 4(b) (collectively, "Excluded Issuances").

(e) Upon the occurrence of each adjustment pursuant to this Section 4, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company's transfer agent.

(f) The above provisions of this paragraph 4 shall similarly apply to successive consolidations, mergers, sales, leases, issuances or conveyances.

5. In case at any time the Company shall propose:

(i) to pay any dividend or make any distribution on shares of Common Stock in shares of common stock, or make any other distribution (other than regularly scheduled cash dividends) to all holders of common stock; or

(ii) to issue any rights, warrants or other securities to all holders of the Company's common stock entitling them to purchase any additional shares of common stock or any other rights, warrants or other securities; or

(iii) to effect any reclassification or recapitalization of the Company's common stock, or any consolidation or merger; or

(iv) to effect any liquidation, dissolution or winding-up of the Company; or

(v) to issue any shares of its Common Stock, or securities convertible or exercisable into its Common Stock, at a price per share lower than the Exercise Price;

then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least ten (10) days prior to the date on which any such event is expected to occur.

6. The Holder shall pay the Exercise Price in immediately available funds; provided, however, that if, on any date of exercise (an "Exercise Date") there is not an effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then the Holder may, in its sole discretion, satisfy its obligation to pay the Exercise Price through a "cashless exercise," in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

$X = Y [(A-B)/A]$

where

X = the number of Warrant Shares to be issued to the Holder.

Y = the total number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the Closing Sale Prices of the shares of Common Stock (as reported by Bloomberg Financial Markets) for the five (5) trading days ending on the date immediately preceding the Exercise Date.

B = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of this Warrant, "Closing Sale Price" means, for any security as of any date, the last trade price for such security on the principal securities exchange or trading market for such security, as reported by Bloomberg Financial Markets, or, if such exchange or trading market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, if no last trade price is reported for such security by Bloomberg Financial Markets, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

For purposes of Rule 144 promulgated under the Securities Act ("Rule 144"), it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued (provided that the Securities and Exchange Commission continues to take the position that such treatment is proper at the time of such exercise).

7. The issuance of any Warrant Shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such Warrant Shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate representing Warrant Shares in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax, to the extent required to be so paid, or, if

reasonably required by the Company, shall have established to the satisfaction of the Company that such tax has been paid.

8. Unless registered, or freely saleable under Rule 144, the Warrant Shares issued upon exercise of the Warrants shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear the following legend or a similar legend to the following effect:

> "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF SUCH REGISTRATION OR EVIDENCE OF AN EXEMPTION THEREFROM (INCLUDING AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT)."

9. The Holder of this Warrant, by the acceptance hereof, represents that he is acquiring this Warrant and the Warrant Shares for his own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempt under the Securities Act of 1933, as amended (the "Securities Act"); provided, however, that by making the representations herein, the Holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with, or pursuant to an exemption under, the Securities Act. The Holder of this Warrant further represents, by acceptance hereof, that, as of this date, such Holder is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an "Accredited Investor"). Upon the exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment and not with a view toward distribution or resale and that such Holder is an Accredited Investor. If such Holder cannot make such representations because they would be factually incorrect, it shall be a condition precedent to such Holder's exercise of this Warrant that the Company receive such other representations as the Company reasonably considers necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws.

10. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (and upon surrender of this Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses (including without limitation any insurance), the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

11. The Holder shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

12.

(a) The Company shall file, at its expense, a registration statement on Form S-1 or Form S-3 (or other form permitted by the rules and regulations of the Securities and Exchange Commission ("SEC") as promulgated under the Securities Act of 1933, as amended (the "Act")) to register for resale or issuance all of the Warrant Shares issuable upon exercise of this Warrant (and the other warrants of like tenor issued on even date herewith (collectively, the "BB Warrants")). Such registration statement (the "Registration Statement") shall be filed within 20 business days following the date on which the Company files its Annual Report on Form 10-K for the year ended December 31, 2020, which shall be on or before the due date for such report giving effect to any extensions of time to file applicable thereto (the "Filing Deadline") and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective within 60 days of the date that the Registration Statement is filed (or 150 days in the event that the Registration Statement is the subject of review by the SEC, provided that the Company diligently responds to any comments received (the latter of such dates being the "Effectiveness Deadline")), and shall keep such Registration Statement effective until such date as all of the Warrant Shares are freely saleable by the Holder under Rule 144 promulgated under the Act without volume limitations or restriction. The Company shall provide the Holder at least three (3) business days to review any Registration Statement proposed to be filed and to comment on same. The Holder shall promptly provide the Company with any information reasonably requested in connection with the preparation and filing of the Registration Statement or the Company's response to comments from the SEC. The Company shall pay for the actual fees of one counsel to the holders of the BB Warrants (such fees to be capped at $10,000). If the Registration Statement is not declared effective on or before the Effectiveness Deadline, then the per-share Exercise Price shall be automatically and immediately reduced by $0.02 on such date and by an additional $0.01 on each of the successive one month anniversaries of such date until such Registration Statement has been filed and declared effective by the SEC or all of the Warrant Shares are freely saleable by the Holder without volume or other limitation or restrictions under Rule 144 (provided, that the per-share Exercise Price shall not be reduced to less than $0.01).

(b) If, the Company proposes to register any of its Common Stock (other than in connection with registrations on Form S-4 or S-8 (or similar forms) promulgated by the SEC and any successor or similar forms), and the registration form to be used may be used for the registration of the Warrant Shares (a "Piggyback Registration"), the Company shall give prompt written notice to the Holders of the Warrants and/or Warrant Shares (and in any event within three business days after the filing of the registration statement relating to the Piggyback Registration), and, shall, subject to the remainder of this Section, include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws and in any related underwritten offering) all Warrant Shares, subject to the applicable rules and regulations of the SEC and to the holder of the Warrants and/or Warrant Shares becoming party to any underwriting agreement, and agreeing to the terms of any lock-up restrictions or volume limitations imposed by the underwriters, in connection with any related underwritten offering. The rights afforded by this

Section 12(b) shall not apply with respect to Warrant Shares that are saleable without volume limitation under Rule 144 promulgated under the Act (without giving effect to any tacking allowed through cashless exercise of the Warrants). In connection with a Piggyback Registration under this Section 12(b), the Company shall pay the fees of one counsel for the Holders of the Warrants and Warrant Shares, as a group, for the review of the registration and related documentation on behalf of the holders (such fees capped at $10,000).

13. Subject to compliance with the terms and conditions of this Section 13, this Warrant and all rights hereunder are transferable, without charge to the Holder (except for transfer taxes), upon surrender of this Warrant properly endorsed or accompanied by written instructions of transfer. With respect to any offer, sale or other disposition of this Warrant or any Warrant Shares acquired pursuant to the exercise of this Warrant before registration of such Warrant or Warrant Shares, the Holder agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Holder's counsel to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Securities Act as then in effect or any federal or state securities law then in effect) of this Warrant or the Shares and indicating whether or not under the Securities Act certificates for this Warrant or the Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion the Company, as promptly as practicable, shall notify the Holder that such Holder may sell or otherwise dispose of this Warrant or such Warrant Shares, all in accordance with the terms of the notice delivered to the Company. Any transferee of this Warrant shall be deemed to have made the representations and warranties contained in Section 9 hereof as of the date of such transfer. In order to enable the Holder to sell the this Warrant and the Warrant Shares under Rule 144 of the Securities Act, during the Exercise Period and for a period of two years from the date of any exercise hereunder, the Company shall use its reasonable best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Securities Exchange Act of 1934, as amended. During such period, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Holder and make publicly available in accordance with Rule 144(c) such information as is required for the Holder to sell this Warrant and the Warrant Shares under Rule 144.

14. Each of the Company and the Holder shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Holder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Warrant.

15. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or e-mail (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

MariMed Inc.
26 Ossipee Rd, Suite 201
Newton, MA 02464
Telephone: (617) 795-5141
Facsimile: (617) 795-5150
E-Mail: jlevine@marimedadvisors.com
Attention: Jon Levine

If to the Holder, at the address set forth above (if such Holder is the initial Holder of this Warrant), or to such other address for such Holder or its assignees as shall appear, from time to time, on the records maintained by the Company.

Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of transmission or (C) provided by nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

16. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

17. This Warrant shall be construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed within such State, without regard to principles of conflicts of law. **THE COMPANY AND THE HOLDER (BY THE ACCEPTANCE HEREOF) HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN NEW YORK COUNTY, NEW YORK, OVER ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE COMPANY AND THE HOLDER EACH AGREE THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, PROPERLY ADDRESSED TO IT AT ITS ADDRESS LISTED IN PARAGRAPH 13 ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT. THE COMPANY AND THE HOLDER IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN ANY ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT SUCH COURT REPRESENTS AN INCONVENIENT FORUM. THE COMPANY AND THE HOLDER AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN**

ANY SUCH COURT WHICH IS NO LONGER SUBJECT TO FURTHER REVIEW SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND THE HOLDER AND MAY BE ENFORCED AGAINST THE COMPANY OR THE HOLDER IN ANY OTHER COURTS TO WHOSE JURISDICTION THE COMPANY OR THE HOLDER, RESPECTIVELY, IS OR MAY BE SUBJECT BY SUIT UPON SUCH JUDGMENT. THE COMPANY AND THE HOLDER IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHTS TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM ARISING UNDER OR WITH RESPECT TO THIS WARRANT.

IN WITNESS WHEREOF, this Warrant was executed by the Company on the 30th day of September, 2020.

MARIMED, INC.

By:____________________________
Name: Jon Levine
Title: CFO

EXHIBIT A

ELECTION TO EXERCISE

TO BE EXERCISED BY THE REGISTERED HOLDER

MARIMED INC.

The undersigned holder hereby exercises the right to purchase ______ (_____) of the shares of Common Stock (the "Warrant Shares") of MariMed Inc., a Delaware corporation (the "Company"), evidenced by the attached Warrant. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Warrant Exercise Price. The Holder intends that payment of the Aggregate Exercise Price shall be made with respect to ______ Warrant Shares.

2. Exercise Method. The Holder intends that payment of the Exercise Price shall be made as (check one):

Cash Exercise ___

"Cashless Exercise" under Section 6 ___

3. Payment of Warrant Exercise Price. If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $________ to the Company in accordance with the terms of the Warrant.

4. Delivery of Warrant Shares. The Holder requests that certificates for such Warrant Shares be issued in the name of, and delivered to:

____

____

____

(Print Name, Address and Social Security or Tax Identification Number)

Dated: ____________________

____

Signature

EXHIBIT B

FORM OF WARRANT POWER

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to __________, with an address at ______________________________, a warrant to purchase ___________ shares of common stock of MariMed Inc., a Delaware corporation, represented by warrant certificate no. ________, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint __________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated: ______________

____
[HOLDER]